UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 6, 2007

______________

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
______________

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On August 6, 2007, Newfield Exploration Company issued a press release announcing the closing on its previously announced sale of its Gulf of Mexico shelf assets to McMoRan Exploration Co. (NYSE: MMR) for total cash consideration of $1.1 billion and the assumption by the buyer of liabilities associated with future abandonment of wells and platforms. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(b)	Pro forma financial information

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007 and the unaudited pro forma condensed consolidated income statements for the six months ended June 30, 2007 and the year ended December 31, 2006 that give effect to the disposition described therein begin on page F-1 of this report.

(d)	Exhibits

	99.1	Press release issued by Newfield Exploration Company on August 6, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: August 10, 2007	By:	/s/ TERRY W. RATHERT
Terry W. Rathert
Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Newfield Exploration Company on August 6, 2007.

NEWFIELD EXPLORATION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are presented to give effect to the disposition on August 6, 2007 of substantially all of our properties in the Gulf of Mexico for $1.1 billion in cash and the assumption by the buyer of liabilities associated with future abandonment of wells and platforms (the “Disposition”). We retained most of our deepwater properties and partial interests in some primary term acreage on the shelf.

The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2006 has been derived from our consolidated income statement for the year ended December 31, 2006. The unaudited pro forma condensed consolidated income statement should be read together with our consolidated income statement and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007 and the unaudited pro forma condensed consolidated income statement for the six months ended June 30, 2007 have been derived from our interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and should be read in conjunction with those financial statements, including the notes thereto.

The unaudited pro forma condensed consolidated financial statements are based on the following assumptions and adjustments:

•	the unaudited pro forma balance sheet is presented as if the Disposition occurred on June 30, 2007;

•	the unaudited pro forma income statements present our operations as if the Disposition had occurred on January 1, 2006; and

•
the unaudited pro forma estimates of proved reserves and unaudited pro forma standardized measure of discounted future net cash flows related to proved oil and gas reserves give effect to the Disposition as if it had occurred at December 31, 2006.

Pursuant to Securities and Exchange Commission rules for pro forma financial statements, no pro forma adjustments were made with respect to the following:

•	reductions in general and administrative expense to reflect cost savings associated with the reduction in our technical and administrative staff resulting from the Disposition;

•	increases in assumed interest income associated with the investment of the proceeds received from the Disposition; and

•	adjustments to historical business interruption insurance premium expense or benefits associated with our risk management policies related to our operations in the Gulf of Mexico.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. The financial results may have been different if the Disposition had occurred as of the dates indicated above. This financial information does not purport to indicate the future results that we will experience.

NEWFIELD EXPLORATION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	June 30, 2007
	Historical Consolidated	Gulf of Mexico Disposition Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$37	$1,092	(a)	$97
		(932)	(b)
		(100)	(c)
Accounts receivable	419			419
Inventories	68			68
Derivative assets	127			127
Other current assets	90			90
Total current assets	741	60		801

Oil and gas properties	10,419	(1,092)	(a)	9,112
		(215)	(d)
Less - accumulated depreciation, depletion and amortization	(3,607)			(3,607)
	6,812	(1,307)		5,505

Restricted cash	—	100	(c)	100
Furniture, fixtures and equipment, net	34			34
Derivative assets	10			10
Other assets	24			24
Goodwill	62			62
Total assets	$7,683	$(1,147)		$6,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$104	$—		$104
Current debt	124			124
Accrued liabilities	618	42	(e)	660
Advances from joint owners	40			40
Asset retirement obligation	35	(31)	(d)	4
Derivative liabilities	101			101
Deferred taxes	10			10
Total current liabilities	1,032	11		1,043

Other liabilities	31			31
Derivative liabilities	181			181
Long-term debt	1,979	(932)	(b)	1,047
Asset retirement obligation	246	(184)	(d)	62
Deferred taxes	1,060	(42)	(e)	1,018
Total long-term liabilities	3,497	(1,158)		2,339

Commitments and contingencies	—	—		—

Stockholders’ equity:
Common stock	1			1
Additional paid-in capital	1,231			1,231
Treasury stock	(32)			(32)
Accumulated other comprehensive income (loss):
Foreign currency translation adjustment	17			17
Commodity derivatives	(1)	1	(f)	—
Minimum pension liability	(3)			(3)
Retained earnings	1,941	(1)	(f)	1,940
Total stockholders’ equity	3,154	—		3,154
Total liabilities and stockholders’ equity	$7,683	$(1,147)		$6,536

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NEWFIELD EXPLORATION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
(In millions, except per share data)

	Six Months Ended June 30, 2007
	Historical Consolidated	Less: Gulf of Mexico Disposition (g)	Pro Forma Adjustments		Pro Forma

Oil and gas revenues	$968	$342	$—	(h)	$626

Operating expenses:
Lease operating	208	121			87
Production and other taxes	38	1			37
Depreciation, depletion and amortization	378		(140)	(i)	238
Ceiling test writedown	47				47
General and administrative	72				72
Total operating expenses	743	122	(140)		481

Income from operations	225	220	140		145

Other income (expense):
Interest expense	(51)		7	(b)	(44)
Capitalized interest	22		(2)	(b)	20
Commodity derivative expense	(81)		—	(h)	(81)
Other	2				2
	(108)	—	5		(103)

Income before income taxes	117	220	145		42

Income tax provision	63		(26)	(j)	37

Net income	$54	$220	$171		$5

Earnings per share:
Basic	$0.42				$0.04
Diluted	$0.41				$0.04

Weighted average number of shares outstanding for basic earnings per share	127				127

Weighted average number of shares outstanding for diluted earnings per share	130				130

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NEWFIELD EXPLORATION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
(In millions, except per share data)

	Year Ended December 31, 2006
	Historical Consolidated	Less: Gulf of Mexico Disposition (g)	Pro Forma Adjustments		Pro Forma

Oil and gas revenues	$1,673	$619	$7	(h)	$1,061

Operating expenses:
Lease operating	277	150			127
Production and other taxes	61	2			59
Depreciation, depletion and amortization	624		(258)	(i)	366
Ceiling test writedown	6				6
General and administrative	124				124
Other	(11)				(11)
Total operating expenses	1,081	152	(258)		671

Income from operations	592	467	265		390

Other income (expense):
Interest expense	(87)		—	(b)	(87)
Capitalized interest	44		(3)	(b)	41
Commodity derivative income (expense)	389		(7)	(h)	382
Other	11				11
	357	—	(10)		347

Income before income taxes	949	467	255		737

Income tax provision	358		(74)	(j)	284

Net income	$591	$467	$329		$453

Earnings per share:
Basic	$4.67				$3.58
Diluted	$4.58				$3.51

Weighted average number of shares outstanding for basic earnings per share	127				127

Weighted average number of shares outstanding for diluted earnings per share	129				129

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NEWFIELD EXPLORATION COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Assumptions:

(a)	Represents cash proceeds of $1.1 billion less transaction costs of $8 million related to the Disposition.

(b)
Represents adjustments resulting from the reduction in our debt outstanding under our credit arrangements using the proceeds from the Disposition. Adjustments to interest expense are associated with historical borrowings outstanding under our credit arrangements. Adjustments to capitalized interest are associated with historical amounts capitalized to the properties included in the Disposition.

(c)
We structured the Disposition and our recent Rocky Mountain asset acquisition as a like-kind exchange under Section 1031 of the Internal Revenue Code. We elected to retain $100 million of the proceeds from the Disposition in the like-kind exchange structure for application to the purchase price of future acquisitions. Additional future acquisitions may be included in the like-kind exchange structure if they are consummated within the time period required under Section 1031. While the proceeds are retained in this structure, they are not available for other uses, including to repay outstanding borrowings under our credit arrangements. As a result, they are shown as restricted cash on our unaudited pro forma condensed consolidated balance sheet included herein.

(d)	Represents adjustments to remove the asset retirement obligation associated with the properties included in the Disposition.

(e)
Represents the estimated current income taxes payable associated with the sale and the reversal of historical deferred taxes on the properties included in the Disposition which were calculated utilizing available net operating loss carryforwards, the benefit of the like-kind exchange under Section 1031 and the 35% statutory U.S. federal income tax rate.

(f)
Represents $1.3 million of deferred losses (net of tax of $0.6 million) in accumulated other comprehensive income that will be reclassified to earnings due to the loss of hedge accounting on certain commodity derivative contracts designated as hedges against a portion of our Gulf of Mexico production. This one time charge is based on the fair value of our derivative contracts as of June 30, 2007. The actual charge will be based on the fair value of these derivative contracts on August 6, 2007, when the transaction was completed. The derivative contracts previously associated with properties included in the Disposition will continue to be carried on our balance sheet at fair value with the changes in fair value reflected on a mark-to-market basis in our income statement. For purposes of the pro forma income statement presentation, we have not reflected any mark-to-market adjustments associated with the changes in fair value of the derivative contracts that will lose hedge accounting in conjunction with the Disposition.

(g)	Represents adjustments to remove historical revenues and operating expenses associated with the properties included in the Disposition.

(h)
Represents adjustment to reclassify historical cash flow hedge settlement amounts associated with certain derivative contracts historically designated as hedges against a portion of our Gulf of Mexico production from “Oil and gas revenues” to “Commodity derivative income (expense).”

(i)
Represents adjustment to reflect the pro forma impact of the Disposition on depreciation, depletion and amortization expense. This adjustment includes: (1) the reduction in DD&A reflecting the production volumes attributable to the properties included in the Disposition; (2) the revision to our DD&A rate resulting from the application of the proceeds from the Disposition to our full cost pool in accordance with the full cost method of accounting for oil and gas activities; and (3) the reduction in accretion expense related to the asset retirement obligation attributable to the properties included in the Disposition.

(j)
Represents adjustment to income tax expense on the historical revenues and operating expenses associated with the properties included in the Disposition and pro forma adjustments calculated using the 35% statutory U.S. federal income tax rate.

NEWFIELD EXPLORATION COMPANY

UNAUDITED PRO FORMA SUPPLEMENTARY OIL AND GAS DISCLOSURES

Estimated Net Quantities of Proved Oil and Gas Reserves

The following pro forma estimated reserve quantities show the effect of the Disposition as if it had occurred on December 31, 2006.

	Historical Consolidated	Less: Gulf of Mexico Disposition	Pro Forma
Proved developed and undeveloped:
Oil and condensate (MMBbls)	114	14	100
Natural gas (Bcf)	1,586	223	1,363
Total proved reserves (Bcfe)	2,272	305	1,967

Proved developed:
Oil and condensate (MMBbls)	65	12	53
Natural gas (Bcf)	1,094	200	894
Total proved developed reserves (Bcfe)	1,484	272	1,212

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following pro forma standardized measure of discounted future net cash flows shows the effect of the Disposition as if it had occurred on December 31, 2006.

	Historical Consolidated	Less: Gulf of Mexico Disposition	Pro Forma
		(In millions)

Future cash inflows	$14,375	$2,083	$12,292
Less related future:
Production costs	(3,652)	(582)	(3,070)
Development and abandonment costs	(1,862)	(369)	(1,493)
Future net cash flows before income taxes	8,861	1,132	7,729
Future income tax expense	(2,578)	(396)	(2,182)
Future net cash flows before 10% discount	6,283	736	5,547
10% annual discount for estimating timing of cash flows	(2,836)	(117)	(2,719)
Standardized measure of discounted future net cash flows	$3,447	$619	$2,828